Exhibit 99.1
Upstart Announces Fourth Quarter and Full Year 2024 Results

SAN MATEO, Calif. – February 11, 2025 – Upstart Holdings, Inc. (NASDAQ: UPST), the leading artificial intelligence (AI) lending marketplace, today announced financial results for the quarter and full year ended December 31, 2024. Upstart will host a conference call and webcast at 1:30 p.m. Pacific Time today. An earnings presentation and link to the webcast are available at ir.upstart.com.

“In Q4 of 2024, our business grew dramatically across all product categories, delivered Adjusted EBITDA at levels not seen since the first quarter of 2022, and came within a whisker of returning to GAAP profitability,” said Dave Girouard, co-founder and CEO of Upstart. “We launched into 2025 with unparalleled energy and optimism for the future of Upstart AI lending and the mission we’re on together.”

Fourth Quarter 2024 Financial Highlights
•Total Revenue was $219 million, up 56% year-over-year ("YoY") and up 35% quarter-over-quarter ("QoQ"). Total fee revenue was $199 million, an increase of 30% YoY, and up 19% QoQ.

•Transaction Volume and Conversion Rate: 245,663 loans were originated, totaling $2.1 billion, up 68% YoY and up 33% QoQ. Our Conversion Rate was 19.3%, up from 11.6% in Q4 2023.

•Income (Loss) from Operations was ($4.8) million, up from ($47.5) million in Q4 2023.

•Net Income (Loss) and EPS: GAAP net income (loss) was ($2.8) million, up from ($42.4) million in Q4 2023. Adjusted net income (loss) was $29.9 million, up from ($9.7) million in Q4 2023. Accordingly, GAAP diluted earnings per share was ($0.03), and diluted adjusted earnings per share was $0.29 based on the weighted-average common shares outstanding during the quarter.

•Contribution Profit was $122 million in the fourth quarter of 2024, up 28% YoY, with a Contribution Margin of 61% compared to 63% in Q4 2023.

•Adjusted EBITDA was $38.8 million, up from $0.6 million in the same quarter of the prior year. Adjusted EBITDA Margin was 18% of total revenue, up from 0% in Q4 2023.

Fiscal Year 2024 Financial Highlights
•Total Revenue was $637 million, up 24% YoY. Total fee revenue was $635 million, up 13% YoY.

•Transaction Volume and Conversion Rate: 697,092 loans were originated, totaling $5.9 billion, up 28% YoY. Our Conversion Rate was 16.5% in 2024, up from 9.7% in 2023.

•Income (Loss) from Operations was ($173) million, up from ($257) million in 2023.

•Net Income (Loss) and EPS: GAAP net income (loss) was ($129) million, up from ($240) million in 2023. Adjusted net income (loss) was ($17.8) million, up from ($46.9) million in 2023. Accordingly, GAAP diluted earnings per share was ($1.44), and diluted adjusted earnings per share was ($0.20) based on the weighted-average common shares outstanding during the year.

•Contribution Profit was $382 million in 2024, up 8% YoY, with a Contribution Margin of 60% compared to 63% in 2023.

•Adjusted EBITDA was $10.6 million, up from ($17.2) million in 2023. 2024 Adjusted EBITDA Margin was 2% of total revenue, up from (3)% in 2023.

Key Operating Metrics

	Three Months Ended December 31,		Year Ended December 31,
	2023	2024	2023	2024
Transaction Volume, Dollars(1)	$1,253,223	$2,107,473	$4,645,669	$5,930,029
Transaction Volume, Number of Loans(2)	129,664	245,663	437,659	697,092
Conversion Rate	11.6%	19.3%	9.7%	16.5%
Percentage of Loans Fully Automated	89%	91%	87%	91%
(1)Dollars in thousands
(2)Transaction Volume, Number of Loans is shown in ones for the periods presented.

Financial Outlook
For the first quarter of 2025, Upstart expects:
•Revenue of approximately $200 million
◦Revenue From Fees of approximately $185 million
◦Net Interest Income (Loss) of approximately $15 million
•Contribution Margin of approximately 57%
•GAAP Net Income (Loss) of approximately ($20) million
•Adjusted Net Income (Loss) of approximately $16 million
•Adjusted EBITDA of approximately $27 million
•Basic Weighted-Average Share Count of approximately 95 million shares
•Diluted Weighted-Average Share Count of approximately 105 million shares

For full year 2025, Upstart expects:
•Revenue of approximately $1 billion
◦Revenue From Fees of approximately $920 million
◦Net Interest Income (Loss) of approximately $80 million
•Adjusted EBITDA Margin of approximately 18%
•GAAP Net Income to be at least breakeven

Upstart AI Day
Upstart will host “Upstart AI Day” on May 14, 2025 in New York City where members of the leadership team will discuss the Company’s technology along with its business model and strategy. A live audio webcast and presentation slides will be posted on the day of the event to the Company’s investor relations website at https://ir.upstart.com/.

Key Operating Metrics and Non-GAAP Financial Measures
For a description of our key operating measures, please see the section titled “Key Operating Metrics” below.

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section titled "About Non-GAAP Financial Measures” below.

Conference Call and Webcast
•Live Conference Call and Webcast at 1:30 p.m. PT on February 11, 2025. To access the call in the United States and Canada: +1 888-394-8218, conference code 1025998. To access the call outside of the United States and Canada: +1 313-209-4906, conference code 1025998. A webcast is available at ir.upstart.com.
•Event Replay. A webcast of the event will be archived for one year at ir.upstart.com.

About Upstart
Upstart (NASDAQ: UPST) is the leading AI lending marketplace, connecting millions of consumers to more than 100 banks and credit unions that leverage Upstart’s AI models and cloud applications to deliver superior credit products. With Upstart AI, lenders can approve more borrowers at lower rates across races, ages, and genders, while delivering the exceptional digital-first experience customers demand. More than 80% of borrowers are approved instantly, with no human involvement required by the Company. Founded in 2012, Upstart’s platform includes personal loans, automotive retail and refinance loans, home equity lines of credit, and small-dollar “relief” loans. Upstart is based in San Mateo, California, and also has offices in Columbus, Ohio, New York, New York, and Austin, Texas.

Press
Tom Brennan
press@upstart.com

Investors
Sonya Banerjee
ir@upstart.com

Forward-Looking Statements
This press release contains forward-looking statements, including but not limited to, statements regarding our outlook for the first quarter of 2025 and the full fiscal year, continuing to strengthen our position as the fintech leader in artificial intelligence, and our growth expectations. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", “target”, “aim”, "believe", "may", "will", "should", “becoming”, “look forward”, “could”, "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements give our current expectations and projections relating to our financial condition; macroeconomic factors; plans; objectives; product development; growth opportunities; assumptions; risks; future performance; business; investments; and results of operations, including revenue (including revenue from fees and net interest income (loss)), contribution margin, net income (loss), non-GAAP adjusted net income (loss), Adjusted EBITDA, basic weighted-average share count and diluted weighted-average share count. Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. The forward-looking statements included in this press release and on the related conference call and webcast relate only to events as of the date hereof. Upstart undertakes no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. More information about factors that could affect our results of operations and risks and uncertainties are provided in our public filings with the Securities and Exchange Commission (the "SEC"), copies of which may be obtained by visiting our investor relations website at www.upstart.com or the SEC’s website at www.sec.gov. These risks and uncertainties include, but are not limited to, our ability to manage the adverse effects of macroeconomic conditions and disruptions in the banking sector and credit markets, including inflation and related changes in interest rates and monetary policy; our ability to access sufficient loan funding, including through securitizations, committed capital and other co-investment arrangements, whole loan sales, and warehouse credit facilities; the effectiveness of our credit decisioning models and risk management efforts, including reflecting the impact of macroeconomic conditions on borrowers' credit risk; our ability to retain existing, and attract new, lending partners; our future growth prospects and financial performance; our ability to manage risks associated with the loans on our balance sheet; our ability to improve and expand our platform and products; and our ability to operate successfully in a highly-regulated industry.

Key Operating Metrics
We review a number of operating metrics, including transaction volume, dollars; transaction volume, number of loans; and conversion rate to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.
We define “transaction volume, dollars” as the total principal of loan originations (or committed amounts for HELOCs) facilitated on our marketplace during the periods presented. We define “transaction volume, number of loans” as the number of loan originations (or commitments issued for HELOCs) facilitated on our marketplace during the periods presented. We believe these metrics are good proxies for our overall scale and reach as a platform.
We define “conversion rate” as the transaction volume, number of loans in a period divided by the number of rate inquiries received that we estimate to be legitimate, which we record when a borrower requests a loan offer on our platform. We track this metric to understand the impact of improvements to the efficiency of our borrower funnel on our overall growth.

About Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of Contribution Profit, Contribution Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income (Loss), and Adjusted Net Income (Loss) Per Share are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation and certain payroll tax expense, expense on convertible notes, depreciation, amortization, as well as certain items that are not related to core business and ongoing operations, such as gain on debt extinguishment, net gain on lease modification, and reorganization expenses. We exclude stock-based compensation, expense on convertible notes and other non-operating expenses because they are non-cash in nature and are excluded in order to facilitate comparisons to other companies’ results.

We believe non-GAAP information is useful in evaluating the operating results, ongoing operations, and for internal planning and forecasting purposes. We also believe that non-GAAP financial measures provide consistency and comparability with past financial performance and assist investors with comparing Upstart to other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. However, non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for, or superior to, financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies.

Key limitations of our non-GAAP financial measures include:

•    Contribution Profit and Contribution Margin are not GAAP financial measures of, nor do they imply, profitability. Even if our revenue exceeds variable expenses over time, we may not be able to achieve or maintain profitability, and the relationship of revenue to variable expenses is not necessarily indicative of future performance;
•    Contribution Profit and Contribution Margin do not reflect all of our variable expenses and involve some judgment and discretion around what costs vary directly with loan volume. Other companies that present contribution profit and contribution margin may calculate it differently and, therefore, similarly titled measures presented by other companies may not be directly comparable to ours;
•    Although depreciation expense is a non-cash charge, the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•    Adjusted EBITDA and Adjusted EBITDA Margin exclude stock-based compensation expense and certain employer payroll taxes on employee stock transactions. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy. The amount of employer payroll tax-related expense on employee stock transactions is dependent on our stock price and other factors that are beyond our control and which may not correlate to the operation of the business;
•    Adjusted EBITDA and Adjusted EBITDA Margin do not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) interest expense, or the cash requirements necessary to service interest or principal payments on our debt, which reduces cash available to us; or (3) tax payments that may represent a reduction in cash available to us; and
•    The expenses and other items that we exclude in our calculation of Adjusted EBITDA and Adjusted EBITDA Margin may differ from the expenses and other items, if any, that other companies may exclude from adjusted EBITDA and adjusted EBITDA margin when they report their operating results.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included below. Upstart has not reconciled the forward-looking non-GAAP measures to comparable forward-looking GAAP measures because of the potential variability and uncertainty of incurring these costs and expenses in the future. Accordingly, a reconciliation is not available without unreasonable effort.

UPSTART HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)

	December 31,	December 31,
	2023	2024
Assets
Cash and cash equivalents	$368,405	$788,422
Restricted cash	99,382	187,841
Loans (at fair value)(1)	1,156,413	806,304
Property, equipment, and software, net	42,655	39,013
Operating lease right of use assets	54,694	43,455
Beneficial interest assets (at fair value)	41,012	176,848
Non-marketable equity securities	41,250	41,250
Goodwill	67,062	67,062
Other assets (includes $48,897 and $107,627 at fair value as of December 31, 2023 and December 31, 2024, respectively)	146,227	216,763
Total assets	$2,017,100	$2,366,958
Liabilities and Stockholders’ Equity
Liabilities:
Payable to investors	$53,580	$60,173
Borrowings	1,040,424	1,402,168
Payable to securitization note holders (at fair value)	141,416	87,321
Accrued expenses and other liabilities (includes $10,510 and $15,883 at fair value as of December 31, 2023 and December 31, 2024, respectively)	84,051	133,800
Operating lease liabilities	62,324	50,278
Total liabilities	1,381,795	1,733,740
Stockholders’ equity:
Common stock, $0.0001 par value; 700,000,000 shares authorized; 86,330,303 and 93,469,721, shares issued and outstanding as of December 31, 2023 and December 31, 2024, respectively	9	9
Additional paid-in capital	917,872	1,044,366
Accumulated deficit	(282,576)	(411,157)
Total stockholders’ equity	635,305	633,218
Total liabilities and stockholders’ equity	$2,017,100	$2,366,958

(1)Includes $179.1 million and $102.9 million of loans, at fair value, contributed as collateral for the consolidated securitization as of December 31, 2023 and December 31, 2024, respectively.

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2024	2023	2024
Revenue:
Revenue from fees, net(2)	$152,846	$199,276	$560,431	$635,466
Interest income, interest expense, and fair value adjustments, net:
Interest income(1)	52,073	41,461	168,996	186,360
Interest expense(1)	(14,066)	(7,431)	(34,894)	(40,433)
Fair value and other adjustments(1)	(50,541)	(14,342)	(180,971)	(144,865)
Total interest income, interest expense, and fair value adjustments, net	(12,534)	19,688	(46,869)	1,062
Total revenue	140,312	218,964	513,562	636,528
Operating expenses:
Sales and marketing	38,772	55,463	127,143	166,800
Customer operations	36,117	40,602	150,418	157,996
Engineering and product development	57,152	67,222	280,138	253,653
General, administrative, and other	55,772	60,427	212,388	230,935
Total operating expenses	187,813	223,714	770,087	809,384
Loss from operations	(47,501)	(4,750)	(256,525)	(172,856)
Other income, net	6,345	6,136	21,206	18,793
Expense on convertible notes	(1,179)	(4,030)	(4,706)	(7,694)
Gain on debt extinguishment	—	—	—	33,361
Net loss before income taxes	(42,335)	(2,644)	(240,025)	(128,396)
Provision for income taxes	63	111	107	185
Net loss	$(42,398)	$(2,755)	$(240,132)	$(128,581)

Net loss per share, basic	$(0.50)	$(0.03)	$(2.87)	$(1.44)
Net loss per share, diluted	$(0.50)	$(0.03)	$(2.87)	$(1.44)
Weighted-average number of shares outstanding used in computing net loss per share, basic	85,569,351	92,174,306	83,765,896	89,450,038
Weighted-average number of shares outstanding used in computing net loss per share, diluted	85,569,351	92,174,306	83,765,896	89,450,038
(1)Balances for the three months ended December 31, 2023 include $9.6 million of interest income, ($3.0) million of interest expense, and ($5.9) million of fair value and other adjustments, net related to the consolidated securitization. Balances for the three months ended December 31, 2024 include $5.9 million of interest income, ($2.1) million of interest expense, and ($3.8) million of fair value and other adjustments, net related to the consolidated securitization. Balances for the year ended December 31, 2023 include $19.7 million of interest income, ($6.7) million of interest expense, and ($5.5) million of fair value and other adjustments, net related to the consolidated securitization. Balances for the year ended December 31, 2024 include $29.0 million of interest income, ($9.6) million of interest expense, and ($29.4) million of fair value and other adjustments, net related to the consolidated securitization.

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS
(In Thousands, Except Share and Per Share Data)
(Unaudited)
(2)The following table presents revenue from fees disaggregated by type of service for the periods presented as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2024	2023	2024
Revenue from fees, net:
Platform and referral fees, net	$118,261	$165,758	$414,120	$502,411
Servicing and other fees, net	34,585	33,518	146,311	133,055
Total revenue from fees, net	$152,846	$199,276	$560,431	$635,466

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2023	2024
Cash flows from operating activities
Net loss	$(240,132)	$(128,581)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Change in fair value of loans	190,320	125,002
Change in fair value of servicing assets	22,171	16,490
Change in fair value of servicing liabilities	(2,013)	(1,246)
Change in fair value of beneficial interest assets	21,672	5,151
Change in fair value of beneficial interest liabilities	4,817	12,568
Change in fair value of other financial instruments	(2,145)	4,130
Stock-based compensation	175,039	133,400
Gain on loan servicing rights, net	(13,713)	(15,449)
Gain on debt extinguishment	—	(33,361)
Depreciation and amortization	24,903	20,549
Loan premium amortization	(3,869)	(17,021)
Non-cash interest expense and other	3,057	3,217
Net changes in operating assets and liabilities:
Purchases of loans held-for-sale	(3,006,510)	(4,309,268)
Proceeds from sale of loans held-for-sale	2,514,627	4,101,937
Principal payments received for loans held-for-sale	189,746	192,889
Principal payments received for loans held by consolidated securitization	24,832	47,997
Payments on beneficial interest liabilities	(596)	(6,700)
Other assets	(8,932)	(8,690)
Operating lease liability and right-of-use asset	(6,822)	(807)
Payable to investors for beneficial interest assets(1)	5,792	—
Accrued expenses and other liabilities	(3,956)	44,124
Net cash provided by (used in) operating activities	(111,712)	186,331

Cash flows from investing activities
Purchases and originations of loans held-for-investment	(157,223)	(323,096)
Proceeds from sale of loans held-for-investment	972	—
Principal payments received for loans held-for-investment	102,446	145,266
Principal payments received for notes receivable and repayments of residual certificates	4,328	5,917
Settlements of beneficial interest assets	—	(4,469)
Purchases of property and equipment	(1,527)	(837)
Capitalized software costs	(10,559)	(9,153)
Acquisition of beneficial interest assets	(56,892)	(63,284)
Proceeds from beneficial interest assets	—	11,930
Net cash used in investing activities	(118,455)	(237,726)

Cash flows from financing activities
Proceeds from warehouse borrowings	626,910	387,281

UPSTART HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2023	2024
Proceeds from convertible notes issuance, net of debt issuance costs paid to lender	—	913,440
Payment of debt issuance costs to third party	—	(3,945)
Repayments of warehouse borrowings	(575,937)	(357,352)
Payments for repurchases of convertible notes	—	(325,344)
Purchase of capped calls	—	(40,883)
Settlement of capped calls	—	580
Principal payments made on securitization notes	(23,320)	(55,368)
Payable to investors(1)	(48,781)	12,385
Proceeds from issuance of securitization notes	165,318	—
Proceeds from issuance of common stock under employee stock purchase plan	8,431	7,685
Proceeds from exercise of stock options	12,881	21,414
Taxes paid related to net share settlement of equity awards	(15)	(22)
Net cash provided by financing activities	165,487	559,871
Change in cash, cash equivalents and restricted cash	(64,680)	508,476
Cash, cash equivalents and restricted cash
Cash, cash equivalents and restricted cash at beginning of year	532,467	467,787
Cash, cash equivalents and restricted cash at end of year	$467,787	$976,263

(1)During the year ended December 31, 2024, the Company elected to change the presentation of changes in payable to investors balance on the consolidated statement of cash flows. Under the new presentation, a portion of the payable to investors balance related to fiduciary cash was reclassified from operating to financing activities.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2024	2023	2024
Revenue from fees, net	$152,846	$199,276	$560,431	$635,466
Loss from operations	(47,501)	(4,750)	(256,525)	(172,856)
Operating Margin	(31)%	(2)%	(46)%	(27)%
Sales and marketing, net of borrower acquisition costs(1)	$10,614	$11,231	$36,626	$41,783
Customer operations, net of borrower verification and servicing costs(2)	7,024	7,456	33,798	29,080
Engineering and product development	57,152	67,222	280,138	253,653
General, administrative, and other	55,772	60,427	212,388	230,935
Interest income, interest expense, and fair value adjustments, net	12,534	(19,688)	46,869	(1,062)
Contribution Profit	$95,595	$121,898	$353,294	$381,533
Contribution Margin	63%	61%	63%	60%
(1)Borrower acquisition costs were $28.2 million and $44.2 million for the three months ended December 31, 2023 and 2024, respectively, and $90.5 million and $125.0 million for year ended December 31, 2023 and 2024, respectively. Borrower acquisition costs consist of our sales and marketing expenses adjusted to exclude costs not directly attributable to attracting a new borrower, such as payroll-related expenses for our business development and marketing teams, as well as other operational, brand awareness and marketing activities. These costs do not include reorganization expenses.
(2)Borrower verification and servicing costs were $29.1 million and $33.1 million for the three months ended December 31, 2023 and 2024, respectively, and $116.6 million and $128.9 million for year ended December 31, 2023 and 2024. Borrower verification and servicing costs consist of payroll and other personnel-related expenses for personnel engaged in loan onboarding, verification and servicing, as well as servicing system costs. It excludes payroll and personnel-related expenses and stock-based compensation for certain members of our customer operations team whose work is not directly attributable to onboarding and servicing loans. These costs do not include reorganization expenses.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2024	2023	2024
Total revenue	$140,312	$218,964	$513,562	$636,528
Net loss	(42,398)	(2,755)	(240,132)	(128,581)
Net Loss Margin	(30)%	(1)%	(47)%	(20)%
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	$33,409	$32,087	$178,400	$139,726
Depreciation and amortization	9,103	4,699	24,903	20,549
Reorganization expenses	—	603	15,536	4,382
Expense on convertible notes	1,179	4,030	4,706	7,694
Gain on debt extinguishment	—	—	—	(33,361)
Net gain on lease modification	(737)	—	(737)	—
Provision for income taxes	63	111	107	185
Adjusted EBITDA	$619	$38,775	$(17,217)	$10,594
Adjusted EBITDA Margin	—%	18%	(3)%	2%
(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.

UPSTART HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In Thousands, Except Share and Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2024	2023	2024
Net loss	$(42,398)	$(2,755)	$(240,132)	$(128,581)
Adjusted to exclude the following:
Stock-based compensation and certain payroll tax expenses(1)	33,409	32,087	178,400	139,726
Reorganization expenses	—	603	15,536	4,382
Gain on debt extinguishment	—	—	—	(33,361)
Net gain on lease modification	(737)	—	(737)	—
Adjusted Net Income (Loss)	$(9,726)	$29,935	$(46,933)	$(17,834)
Net loss per share:
Basic	$(0.50)	$(0.03)	$(2.87)	$(1.44)
Diluted	$(0.50)	$(0.03)	$(2.87)	$(1.44)
Adjusted Net Income (Loss) Per Share:
Basic	$(0.11)	$0.32	$(0.56)	$(0.20)
Diluted	$(0.11)	$0.29	$(0.56)	$(0.20)
Weighted-average common shares outstanding:
Basic	85,569,351	92,174,306	83,765,896	89,450,038
Diluted	85,569,351	103,118,327	83,765,896	89,450,038
(1)Payroll tax expenses include the employer payroll tax-related expense on employee stock transactions, as the amount is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of our business.